As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Immtech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-1523370
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

One North End Avenue

New York, NY 10282

(212) 791-2911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric L. Sorkin

Chief Executive Officer

Immtech Pharmaceuticals, Inc.

One North End Avenue

New York, NY 10282

(212) 791-2911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Elizabeth Brower, Esq.

Paul, Hastings, Janofsky & Walker LLP

1055 Washington Boulevard

Stamford, CT 06901

(203) 961-7400

Approximate date of commencement of sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [     ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [     ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-130970

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ] ___________________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [     ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [     ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.01 per share.........	200,000 shares	$6.75	$1,350,000	$144.45

EXPLANATORY NOTE

This registration statement is being filed to register additional shares of common stock of Immtech Pharmaceuticals, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended. A Registration Statement on Form S-3, Commission File No. 333-130970 (the “Prior Registration Statement”), to which this registration statement relates was declared effective by the Securities and Exchange Commission on February 7, 2006. The contents of the Prior Registration Statement are incorporated herein by reference.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 7th day of February, 2007.

IMMTECH PHARMACEUTICALS, INC.

By:	_/s/ Eric L. Sorkin______________________
Name:	Eric L. Sorkin
Title:	Chairman, President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric L. Sorkin	Chairman, President and Chief Executive Officer	February 7, 2007
Eric L. Sorkin

/s/ Gary C. Parks	Chief Financial Officer	February 7, 2007
Gary C. Parks

/s/ Cecilia Chan	Director and Executive Director	February 7, 2007
Cecilia Chan

/s/ Harvey R. Colten	Director	February 7, 2007
Harvey R. Colten, M.D.

/s/ Judy Lau	Director	February 7, 2007
Judy Lau

/s/ Levi H.K. Lee	Director	February 7, 2007
Levi H.K. Lee, M.D.

/s/ Donald F. Sinex	Director	February 7, 2007
Donald F. Sinex

/s/ Frederick W. Wackerle	Director	February 7, 2007
Frederick W. Wackerle

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EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).